EXHIBIT 23-a

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") dated March 1, 2002 on Form S-3 of our reports dated January 11, 2002, appearing in the Annual Report on Form 10-K of the Registrant for the fiscal year ended November 30, 2001 and to the reference to us under the heading "Experts" in each Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
New York, New York
March 1, 2002